Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors of

Snyder’s-Lance, Inc.:

We consent to the incorporation by reference in the Registration Statements of Snyder’s-Lance, Inc., No. 333-179727 on Form S-3 and Nos. 333-182833, 333-182834, 333-168849, 333-168321, 333-150931, 33-58839, 333-25539, 333-35646, 333-104960, 333-104961 and 333-146336 on Form S-8, of our report dated December 17, 2012, relating to the combined financial statements of Snack Factory, LLC and Princeton Vanguard, LLC, which appear in the accompanying Current Report on Form 8-K/A of Snyder’s-Lance, Inc.

/s/ McGladrey LLP

New York, New York

December 20, 2012